PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2054


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $22,000,000         Original Issue Date:    December 8, 2000

CUSIP Number:      59018Y CV1          Stated Maturity Date:   December 5, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual

Interest Rate Basis:
--------------------
[X]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate
   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:  3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:         Three Month       Minimum Interest Rate:  Not Applicable

Spread:                 -0.030%           Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD               Spread Multiplier:      Not Applicable

Interest Reset Dates:      Quarterly,  on the 5th of March, June,  September and
                           December, commencing on March 5, 2001, subject to modified following business day convention.

Interest Payment Dates:    Quarterly,  on the 5th of March, June,  September and
                           December, commencing on March 5, 2001, subject to modified following business day convention.

Repayment at the
Option of the  Holder:     The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     December 5, 2000